Exhibit 23.2
Consent of Independent Registered Public Accounting Firm

Board of Directors
Verso Technologies, Inc.

We consent to the incorporation by reference in Registration Statement numbers 333-66292, 333-45028, 333-108613, 333-113759, 333-123591, 333-137138, 333-127817, 333-133373, and 333-126223 on Form S-3, and 333-74258, 333-74264, 333-59372, 333-92337, 333-85107, 333-80501, 333-26015, 333-124037, 333-124038, and 333-139319 on Form S-8 of our report dated March 3, 2006, appearing in this Annual Report on Form 10-K of Verso Technologies, Inc. for the year ended December 31, 2006.

/s/  Grant Thornton LLP

Atlanta, Georgia
March 30, 2007